Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Gary J. Koester

President and CEO

(513) 574-0700

 gkoester@eaglesavings.com

EAGLE FINANCIAL BANCORP, INC. ANNOUNCES APPROVAL OF CONVERSION BY EAGLE SAVINGS BANK’S MEMBERS, CONVERSION CLOSING DATE AND STOCK OFFERING RESULTS

Cincinnati, Ohio, June 29, 2017 — Eagle Financial Bancorp, Inc. (the “Company”), the proposed holding company for Eagle Savings Bank (the “Bank”), announced that at a special meeting of members of the Bank held on June 27, 2017, members of the Bank approved the Plan of Conversion pursuant to which the Bank will convert from a mutual to a stock form of organization. The Bank’s members also approved the contribution of $100,000 and 40,000 shares of Company common stock to Eagle Savings Bank Charitable Foundation, Inc., a not-for-profit charitable foundation that the Bank is establishing in connection with the stock offering.

In addition, the Company announced today, subject to the satisfaction of closing conditions, it intends to close the mutual-to-stock conversion of the Bank and stock offering of the Company on July 11, 2017, at which time the Company will become the holding company of the Bank. The shares of common stock sold in the subscription offering are expected to begin trading on the Nasdaq Capital Market on July 12, 2017 under the ticker symbol “EFBI.”

The Company intends to sell 1,572,808 shares of common stock, at $10.00 per share, for gross offering proceeds of $15.7 million. All accepted orders in the subscription offering will be filled in full. The total shares being sold includes 129,024 shares that are being subscribed for by the Eagle Savings Bank Employee Stock Ownership Plan, or 8% of the total number of shares being issued in the Conversion, including shares contributed to the charitable foundation.

If you subscribed for stock and would like to confirm your purchase, please contact the stock information center at (877) 892-9472 (toll free) between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays. You may also confirm your purchase online at https://allocations.kbw.com.

Direct Registration Statements reflecting the shares purchased in the subscription offering are expected to be mailed on or about July 12, 2017. Any interest checks due to subscribers are also expected to be mailed on or about July 12, 2017.

Keefe, Bruyette & Woods, Inc., A Stifel Company acted as selling agent in the subscription offering, and served as financial advisor to the Company and the Bank in connection with the conversion. Luse Gorman, PC served as legal counsel to the Company and the Bank. Vorys, Sater, Seymour and Pease LLP served as legal counsel to Keefe, Bruyette & Woods, Inc. in the conversion.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: general economic trends, changes in interest rates, increased competition, changes in consumer demand for financial services, fiscal and monetary policies of the U.S. Government, and changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements.

Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required to be reported under the rules and regulations of the United States Securities and Exchange Commission.

A registration statement relating to the Company’s common stock has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy Company common stock. The offer is made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

The shares of common stock of the Company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.